Exhibit 99.1

Unigene Investor Contact:
The Investor Relations Group
Erika Moran/Dian Griesel, Ph.D.
Phone: 212-825-3210
Media Contact: Janet Vazquez
Phone: 212-825-3210

UNIGENE LABORATORIES, INC. ANNOUNCES ADDITION OF

INDEPENDENT DIRECTOR TO COMPANY BOARD

BOONTON, NJ – January 7, 2009 — Unigene Laboratories, Inc. (OTCBB: UGNE http://www.unigene.com) today announced that it has appointed Zvi Eiref to join the Company’s Board of Directors as an independent director effective January 5, 2009.

Mr. Eiref brings over 30 years of financial management and operating experience primarily in the consumer packaged goods business. During his 20-year tenure as Chief Financial Officer of Church & Dwight Co., Inc. Mr. Eiref worked with the executive team to help shape overall corporate strategy and transform Church & Dwight from a single product company to a broad-based household, personal care and OTC products company with sales of over $2 billion a year. Earlier in his career, Mr. Eiref worked for Chanel, Unilever and Arthur Andersen in the USA and Europe. He currently also serves on the boards of FGX International Holdings Ltd. and Physicians Formula Holdings, Inc. Mr. Eiref graduated from Oxford University, and is an English Chartered Accountant.

“I am very pleased to welcome Zvi to our Board,” said Dr. Warren Levy, President and CEO. “Zvi brings a vast amount of operational and financial experience to Unigene.”

“I am honored to serve on the Board of Unigene,” said Mr. Eiref. “The Company has developed a wealth of technology applicable to the treatment of two major diseases, osteoporosis and osteoarthritis, both of which are of personal interest to me. I look forward to working closely with the Company’s executive team and other board members on strategies for commercializing this technology and building a truly profitable business.”

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical® to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to

GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 265-1100 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon Unigene Laboratories, Inc.’s management’s current expectations, estimates, beliefs, assumptions, and projections about Unigene’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These risks and uncertainties include the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Unigene’s cash flow, market acceptance risks, technical development risks and other risk factors detailed in Unigene’s Securities and Exchange Commission filings.